REGI U.S., INC. ANNOUNCES DETAILS OF ITS AUDIT COMMITTEE AND CORPORATE DISCLOSURE PRACTICES

Spokane, Washington – July 24, 2018 – REGI U.S., Inc. (the “Company”) announces the details of the Company’s audit committee and corporate disclosure practices in response to a request from the B.C. Securities Commission.

Audit Committee

The Audit Committee is responsible for the Company’s financial reporting process and the quality of its financial reporting. The Audit Committee is charged with the mandate of providing independent review and oversight of the Company’s financial reporting process, the system of internal control and management of financial risks, and the audit process, including the selection, oversight and compensation of the Company’s external auditors. The Audit Committee also assists the Board in fulfilling its responsibilities in reviewing the Company’s process for monitoring compliance with laws and regulations and its own code of business conduct. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management, and the external auditors and monitors the independence of those auditors. The Audit Committee is also responsible for reviewing the Company’s financial strategies, its financing plans and its use of the equity and debt markets.

Audit Committee Charter

The Company adopted a new audit committee charter on June 10, 2018. The Charter is available on the Company’s website at https://radmaxtech.com/document/news/2018/2018-07-20-audit_committee_charter-317.pdf

Implementation of the new charter has begun with the active recruitment of two independent members of the Board of Director with the required background, skills and expertise to be assigned to the Audit Committee.

Composition of Audit Committee and Independence

Until the successful recruitment of two independent directors the Company’s Board of Directors serve the functions of the Audit Committee. NI 52-110 provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the Company, which could, in the view of the Board, reasonably interfere with the exercise of the member’s independent judgment.

The Board of Directors is currently comprised of Paul Chute, Paul Porter and Michael Urso. Mr. Paul Chute is not considered to be independent under NI 52-110 because he was the Chief Executive Officer of the Company from July, 2016 to April, 2018. Mr. Michael Urso is not considered to be independent under NI 52-110 because he is the Chief Executive Officer of the Company. Mr. Paul Porter is not considered to be independent under NI 52-110 because he is the President of the Company.

Name	Independent within the meaning of NI 52-110	Financial Literacy	Officer, Control Person or Employee
Paul Chute	No	Yes	Yes
Paul Porter	No	Yes	Yes
Michael Urso	No	Yes	Yes

The Company has been actively searching for independent members of the Audit Committee with the required credentials.

Relevant Education and Experience

NI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements. All of the members of the Board of Directors are financially literate as that term is defined in NI 52-110.

Michael Urso

Michael Urso is a Senior Executive with over 25 years of experience in the areas of Innovation, Business Development, Marketing, Operations Management, and Sales with companies ranging from start-ups to $50 billion global corporations.

Mr. Urso is a skilled leader with a track record of transforming companies with commodity based, or incremental innovation strategies into innovation leaders. He also has extensive experience mentoring start-up companies successfully moving many from concept to commercialization. In 2008 Mr. Urso was named “Mentor of the Year” in the Pacific Northwest region for Cleantech Open, the nation’s largest clean technology start-up accelerator program, whose charter is to find, fund, and foster entrepreneurs with ideas to solve environmental and energy challenges.

Prior to his current position, Mr. Urso served as the Vice President of Product Innovation for Saint-Gobain’s North American Gypsum business. While in this position he moved Saint-Gobain from a position of innovation follower to being the innovation leader in the North American gypsum industry.

During his career Mr. Urso has also held leadership positions as Senior Principal Consultant of Spokane Intercollegiate Research and Technology Institute, a Washington State funded, high tech business incubator with a successful track record of launching new companies or guiding successful exits; Vice President of Marketing, Potlatch Corporation, Wood Products and Resource Management Divisions; Global New Business Development Manager and Global Composite Materials Project Manager, Dow Chemical Company, Emulsion Polymers Division; Operations Manager, Dow Chemical, Chemical and Metals Divisions; North American Marketing Manager, Dow Chemical, Emulsion Polymers Division; and Canadian Marketing Manager, Dow Chemical, Emulsion Polymers Division.

Mr. Urso received a BSc degree from the University of Calgary, Alberta, Canada, and a MBA degree from Northwood University’s DeVos Graduate School of Management, Midland, Michigan. He is also a co-inventor on four patents.

Paul W. Chute

Mr. Chute’s recent experience has been leading the challenge of a complete rebuilding of REGI U.S., Inc. and managing the development of its patented RadMax Technology as the Company’s CEO, for which he attracted and retained a team of capable and dedicated engineers, consultants, advisors and technical staff.

Mr. Chute has extensive experience in making development stage companies successful, having served as CFO, CEO and Director of both private and public companies. Mr. Chute’s strong belief in the potential of the RadMax technology has led him to come out of retirement to move REGI U.S., Inc. forward and focus on refining, testing and marketing the RadMax Technology. Mr. Chute was appointed a director and the Chief Executive Officer of the Company on July 17, 2016. Mr. Chute also serves as the President and CEO and a director of Reg Technologies Inc. and Minewest Silver and Gold Inc. Mr. Chute has his Bachelor of Science degree in accounting and his MBA degree. Mr. Chute also holds advanced certifications as a Diplomat in the American College of Healthcare Executives and a Fellow of the Healthcare Financial Management Association.

Paul Porter

Mr. Porter was appointed a director in August, 2013. Mr. Porter had served as our Chief Engineer prior to his appointment. Mr. Porter has extensive experience as an expert mechanical engineer in the manufacturing and designing of seals. Mr. Porter was the founder and President of JetSeal, Inc., a manufacturing engineering tool and producing design firm. JetSeal, Inc. was sold to Heico Corp. (HEI) an aerospace company in the late 1990’s when JetSeal, Inc. was under Mr. Porter’s ownership. Prior to this, he was a manufacturing manager for Parker Seal Group, a Fortune 500 Company.

Reliance on Certain Exemptions

The Company is a “venture issuer” and is currently relying on the exemption in Section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Board of Directors has appointed and the Annual Shareholder Meeting have approved Fruci & Associates as external independent auditor, replacing MaloneBailey LLP.

Pre-Approval Policies and Procedures

The Company has not adopted any specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The following table discloses accounting fees and services which we paid to our former auditor, MaloneBailey LLP, Certified Public Accountants during fiscals 2017 and 2016:

Type of Services Rendered	2017		2016

(a) Audit and Quarter Review Fees		$44,100		$14,800
(b) Audit-Related Fees	$	Nil	$	Nil
(c) Tax Fees	$	Nil	$	Nil
(d) All Other Fees	$	Nil	$	Nil

In the table above, “audit fees” are fees billed by the Company’s external auditor MaloneBailey LLP, Certified Public Accountants for services provided in auditing the Company’s annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

Corporate Governance Disclosure

The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 – Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Company. In addition, the CSA have implemented National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure by the Company of its corporate governance practices. This disclosure is presented below.

Composition of Board of Directors

NI 58-101, when taken with Section 1.4 of National Instrument 52-110 Audit Committees, (“NI 52-110”), provides that a Board member is “independent” if the member has no direct or indirect material relationship with the Company, a “material relationship” being one which could, in the view of the Board, reasonably interfere with the exercise of the member’s independent judgment.

There are currently three (3) directors of the Company: Paul Chute, Paul Porter and Michael Urso. The directors are not independent under NI52-101, as specified above in Composition of Audit Committee and Independence. The Company is actively recruiting two directors in order to strengthen the Board governance with the independence guidelines.

Until the successful recruitment of two independent directors there are currently no special processes in place to facilitate the functioning of the Board independently of the Company’s management. The Company’s usual practice is to, where appropriate during regularly scheduled Board meetings, exclude members of management from certain discussions.

Directorships

Paul Chute is also a director of Reg Technologies Inc. None of the other directors of the Company are directors of other reporting issuers.

Board Mandate

In accordance with the Oregon Revised Statutes (the “ORS”), all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors, subject to any limitation set forth in the articles of incorporation or in an agreement authorized by ORS 60.265

Oregon Revised Statutes section 60.301(2) provides.

Orientation and Continuing Education

The Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Board delegates individual directors the responsibility for providing an orientation and education program for any new director. This may be delivered through informal meetings between the new directors and the Board and senior management, complemented by presentations on the main areas of the Company’s business. When required the Board may arrange for topical seminars to be provided to members of the Board or committees of the Board. Such seminars may be provided by one or more members of the Board and management or by external professionals.

Ethical Business Conduct

The directors encourage and promote a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility.

Nomination of Directors

The Company adopted a new nomination committee charter on June 10, 2018. Until the successful recruitment of two independent directors the Board of Directors perform the functions with respect to appointment of directors, although the Board believes that this has been a practical approach. While there are not specific criteria for Board membership, the Company attempts to attract and maintain directors with business knowledge, which assists in guiding management of the Company.

Compensation

The Company adopted a new compensation committee charter on June 10, 2018. Until the successful recruitment of two independent directors the Board as whole, or if necessary the non-executive directors as a group, review, as needed, compensation to directors and to officers with respect to industry comparables and with regards to the particular circumstances of the Company.

ON BEHALF OF THE BOARD OF DIRECTORS

Paul Chute, Chairman of the Board